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                                                                    Exhibit 23.2



              Consent of Independent Certified Public Accountants



OpenROUTE Networks, Inc.
Westborough, Massachusetts


We hereby consent to the inclusion in this Proxy Statement/Form S-4 of Netrix Corporation of our report dated February 12, 1999 on the consolidated balance sheet of OpenROUTE Networks, Inc. and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. We also consent to the reference to our firm under the caption "Experts".



                                 BDO Seidman, LLP



Boston, Massachusetts
November 19, 1999